040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20100781247-42
Ross Miller Secretary of State State of Nevada	Filing Date and Time 10/18/2010 12:30 PM
	Entity Number E0502772010-4

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Lakeside Ventures, Inc.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: Nevada Business Services
Name

[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 100,000,000 | Par value per share: $ .001 | Number of shares without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) David M. Rees
Name
175 South Main Street, 15th Floor | Salt Lake City | UT | 84111
Street Address | City | State | Zip Code

2)
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:
To seek future business opportunities, including through mergers and acquisitions.

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

David M. Rees
Name
X [signature]
Incorporator Signature
175 South Main Street, 15th Floor | Salt Lake City | UT | 84111
Address | City | State | Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature]
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity
Date 10/7/2010

This form must be accompanied by appropriate fees.